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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectuses constituting part of this Registration Statement on Form S-1 of Snyder Communications, Inc. of our report dated May 30, 1997, on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appears in such Prospectuses. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

                                          /s/ Price Waterhouse

Price Waterhouse
Chartered Accountants
 and Registered Auditors
Bristol, England

August 28, 1997